"Shakma" Single Picture Agreement

AGREEMENT made this_____ day of March, 1998 by and between MAGIC FINGERS, INC. 1509 Southeast 2nd Court, Fort Lauderdale, Florida 33301 (hereinafter called "Licensor") and CASTLE HILL PRODUCTIONS, INC., 1414 Avenue of the Americas, New York, New York 10019, 15th Floor, U.S.A. (hereinafter called "Licensee").

WITNESSETH:

         In consideration of the mutual covenant herein contained, Licensor and Licensee agree as follows:

1) SUBJECT MATTER: The subject matter of SHAKMA starring Christopher Atkins and Roddy McDowell this agreement is the motion picture (hereinafter called the "Picture") described in Schedule "A" attached hereto and made a part hereof. Whenever the term "Picture" is used herein, it shall be deemed to refer to the picture licensed hereunder.

2) GRANT OF RIGHTS: Licensor hereby grants, sells and assigns to the Licensee and the Licensee shall have and enjoy all rights in and to the Picture without condition restriction or limitation of any kind, for the territory described in Schedule "A" attached hereto and made a part hereof (hereinafter called the "Territory") and for the term of this agreement described in Schedule "A" attached hereto and made a part hereof (hereinafter called the "Term").

     The rights granted hereunder to Licensee, without limiting the Generality of the foregoing, include the following:

     a) The sole and exclusive right to exhibit, distribute, market, advertise, publicize and exploit the Picture and trailers thereof in any and all languages and versions and reissues thereof and to license and to permit others to exhibit, distribute, market, exploit, advertise and publicize the same and reissue thereof throughout the Territory or any part there of, for any and all purposes whatsoever (theatrical, non-theatrical, commercial, non- commercial, sponsored, non-sponsored, sustaining, and in connection with the advertising and/or exploitation of commercial products or otherwise), including but not limited to distribution to the United States Army, Navy and other military or Armed Services installations, and American Red Cross; home viewing, veterans hospitals or similar facilities wherever situated throughout the world; airplanes; ships at sea; schools; CATV; video cassettes and discs; on all gauges of film and other surfaces and by every means, method or device (mechanical, electrical or otherwise) known or which may hereafter be discovered, invented, developed, devised or created, including but not limited to radio and television in all forms and improvements thereof, now known or hereafter to be known, including but not limited to "free television," "pay television," "subscription television," whether wired or over-the- air.

     b) The right but not the obligation to register the Picture for copyright in the Territory, or any part thereof, it being agreed, however, that upon the expiration of the Term of this agreement, the Licensee, upon Licensor's request, will execute or cause to be executed an assignment of any such copyright.

     c) The right to announce on the Picture and elsewhere that it is presented by Licensee and/or Licensee's designees, and to use Licensee's own logo, name and trademark on the Picture and to authorize others to use and attach their own logos, names, and trademarks thereon.

     d) The right to use all music, copyrighted or otherwise, contained in the Picture in connection with the exhibition of the Picture for all purposes and in all media embraced in the grant of rights herein made to the Licensee.

     e) The right to use the names, pseudonyms, photographs, likenesses, acts, poses, sound effects and voices of all artists appearing in the Picture, the director thereof, the Licensor thereof, the musicians, writers, composers, author, and others appearing in or connected with the production of the Picture, in connection with the exhibition, distribution, marketing, advertising, exploitation, and publicizing of the Picture in any or all parts of the

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Territory,  and to  write  and  publish  articles  concerning  each  thereof  in connection with the exploitation, publicizing, advertising and sale of the Picture.

     f) The right to telecast by any form of television, commercial messages before, during or after the telecasting of the Picture.

     g) The right to write, draw, illustrate, compose, prepare, publish and to license and to authorize others to write, prepare, compose and publish synopses, stories, illustrations and comic books in all forms and combinations including but not limited to the right to utilize such synopses, stories, illustrations and/or comic books and excerpts therefrom in newspapers, magazines and/or trade periodicals in any and all parts of the Territory and the right to use excerpts from the story or literary material; upon which the Picture is based in documents, posters, road displays, press books and any and all other media.

     h) The right in the name of the Licensee otherwise to institute and. prosecute any and all actions or proceedings which Licensee may deem necessary to institute; or prosecute for the purpose of establishing, maintaining or preserving any of the rights herein granted or purported to be granted to Licensee and similarly to defend any action or proceeding which may be brought against Licensee, its licensees, contractees, or assignees with respect to the Picture or any of the rights herein granted or purported to be granted to Licensee or which in any manner questions or disputes any of the rights of Licensee in and to the Picture or any of the rights herein granted. If legal action results in the recovery by Licensee of any monies, such monies shall be owned exclusively by Licensee.

     i) The right to utilize in whole or in part without charge, any and all artwork and other materials (negative or otherwise) used or prepared for any and all versions of the Picture, whether for press books, brochures, advertising or other publicity, together with access, without charge, to all such materials.

     j) To the extent that Licensor has or can obtain such rights, the right to use and exploit merchandising rights and commercial tie-in rights of any and every kind or nature related to, arising out of, or in connection with the Picture and/or the title thereof and/or music used therein and/or the characters appearing therein and/or their names and characteristics and/or under a name which incorporates any phrase, clause, sentence or expression which is used in the Picture or which the general public associates with the Picture. Merchandising rights include the right to produce, distribute, sell and exploit so-called "premiums" (accessories, mailing pieces, labels or other items or devices, by which any sponsor is able to call to the attention of the public that the Picture is associated with or related to such sponsor's business, products, or service); the publication of comic books or comic strips, the making of endorsements, the making of costumes or parts of costumes, or the manufacturing of any item which is related to or evolves from the Picture. Licensee shall be entitled to twenty-five (25%) percent of the gross receipts.

     k) Licensee shall have the right in its sole discretion to make any and all changes and modifications in the Picture which Licensee shall determine to be necessary or desirable.

3) DELIVERY OF THE PICTURE: Licensor shall supply Licensee with, and shall deliver all materials of the Picture, to the extent and within the period specified in "Materials" in Schedule "A" and as defined in Schedule "C", "Delivery of Materials" attached hereto and by this reference made a part hereof.

     Delivery of the Picture shall mean the physical delivery to Licensee within a period of not more than thirty (30) days from the date hereof (time being of the essence) at such address or addresses as Licensee shall designate in writing, at the sole cost and expense of Licensor and free and clear of any liens, claims, charges, limitations, restrictions, encumbrances of any kind (i) all of the schedules, details and information required to be delivered pursuant to any provision of this agreement, and (ii) all of the physical materials and items enumerated in the Schedules "A" and "C". Licensee shall have the right during the thirty (30) day period (subject to laboratory and other delays beyond its control) following the tendered delivery of each item to examine and inspect same. Delivery will not be deemed complete within the meaninc, of this agreement until delivery of all materials and items required to be delivered shall have been effected and the aforesaid period of inspection shall have expired. Upon the

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completion of such  inspection and  examination  Licensee shall advise  Licensor wherein any such delivery is not proper or complete. If delivery shall not be completed within the time, manner and in accordance with the requirements of this agreement, Licensee (without prejudice to any other right or remedy which may be available to it) may but shall not be obligated to (a) itself supply at the cost of Licensor, or to require Licensor to promptly supply, such items or materials which Licensor failed to supply in the first instance, or to (b) require Licensor to refund any kind and all monies therefor paid to it until Licensor shall effect complete and proper delivery, or to (c) terminate this agreement and all of the obligations of Licensee hereunder, in which event, Licensor will, upon demand, pay to Licensee a sum equal to the aggregate of all payments to Licensor plus costs, expenditures and indebtedness incurred in respect of the Picture.

4) PAYMENT: As full consideration of the rights herein granted, and of the representations, warranties, and covenants herein made and/or agreed to be granted and made, Licensee shall pay to Licensor the amount set forth in Schedule "A."

5) DEFINITION OF GROSS RECEIPTS: The term cross receipts as used herein shau be deemed to mean any and all moneys from any and all sources, paid to Licensee by exhibitors lessees, or other users of the Picture. Included in such receipts shall be moneys paid and received by Licensee from sub-distributors and/or sub-licensees. The gross receipts shall also include all sums or damages collected by reason of the infringement or interference by third persons of or with the Picture, or any of the rights herein granted to Licensee, after deducting therefrom ail expenses incurred in deriving such sums. No litigation will be initiated relevant to infringement or interference by Licensee without the prior written approval of Licenser, which approval will not be unreasonably withheld.

6) DEDUCTION FROM GROSS RECEIPTS: All of the gross receipts derived from the distribution of the Picture shall be applied, kept and retained by Licensee until it shall have been reimbursed for its distribution fees (hereinafter set forth) and it shall have recouped a sum equal to the total costs and charges expended and incurred by Licensee as and for those out-of-pocket, third-party costs (hereinafter Cloven as "Distribution Costs and Expenses"), which are acceptable and standard in the industry and shall include: (a) cost of laboratory work, including the manufacture of required preprint materials and elements, prints, cassettes, trailers, re-editing, dubbing, etc.; (b) advertising; (c) taxes: if applicable; (d) censorship charges; (e) shipping and freight; (f) customs and duties for Canada; (g) publicity and promotion expenses.

         In the event that Licensor shall fail to deliver Licensee any of the delivery items listed in Schedule "C" within ten (10) days after Licensee has advised Licenser, in writing, of such deficiency, then, Licensee shall have the riht to advance the cost of manufacturing such items and to recotip such costs in the same manner as it recoups distribution costs and expenses as set forth hereinafter.

7)  DISTRIBUTION FEES

     a)   With  regard  to  pay  television,   Licensee  shall  be  entitled  to
          thirty-five (35%) percent of the gross receipts.

     b) With regard to basic cable television, Licensee shall be entitled to forty (40%) percent of the gross receipts.

     c) With regard to prime time, network television, Licensee shall be entitled to fifty (50%) percent of the gross receipts.

     d) With regard to late night, network television, Licensee shall be entitled to fifty (50%) percent of the gross receipts.

     e) With regard to syndicated television, Licensee shall be entitled to fifty (50%) percent of the gross receipts.


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     f)   With regard to home video distribution,  Licensee shall be entitled to thirty-five (35%) percent of the gross receipts.

     g) With regard to distribution to Canada Licensee shall be entitled to thirty-five (35%) percent of the gross receipts.

     h) With regard to all other ancillary rights, Licensee shall be entitled thirty-five (35%) percent of the gross receipts.

     i) With regard to renewal of pay and basic cable television and/or home video licenses, Licensee will be entitled to forty (40%) percent of the gross receipts.

8) APPLICATION OF GROSS RECEIPTS: All gross receipts derived and collected by Licensee from all distribution, sale and other disposition of the Picture, in the Territory, during the Term said be applied in the following manner and order:

     a)   First, to Licensee, as and for its distributions fees;

     b) Next, after the continuing deductions set forth in a) above, to Licensee, as and for its Distribution Costs and Expenses;

     c) Next, after the continuing deductions set forth in a) and b) above, to Licensee, as and for recoupment of the advance guaranty is paid to Licensor, if any;

     d) Next, after the continuing deductions set forth in a) and b) above, to Licensee, the remaining monies shall be disbursed on a one-hundred (100%) percent basis to Licensor.

9) LICENSOR WARRANTIES AND REPRESENTATIONS: As an inducement to Licensee to enter into this agreement and make the payment provided for herein, Licensor warrants and represents the following:

     a) Licenser is the sole owner of, or controls the rights and licenses granted and assigned, and has the right to enter into and perform this agreement and grant, sell and assigns all of the exclusive rights and licenses herein contained, including but not limited to literary and music synchronization rights in connection with the Picture.

     b)   (DELETED)

     c) Licensor warrants and represents there are no claims or litigation, pending or threatened, concerning Licensor's rights or title as herein sold and assigned. Licensor has not done, nor will Licensor do, anything which may impair the rights sold old assigned.

     d) That all obligations with respect to the Pictures including but limiting, to all salaries, royalties, laboratory charges, recording fees and the like, have heretofore been fully paid, and that Licensor has obtained proper and effective licenses to record, synchronize perform and to otherwise utilize throughout the Territory, all music which has been used in the Picture and contained in the soundtracks thereof that any and all residuals and/or other payments due performers, unions, etc. shall be the sole responsibility of Licensor.

     e) The Licensor controls the complete, entire and exclusive sound and silent theatrical, non- theatrical and television rights for the Territory in and to, the story upon which the Picture is based, the screen adaptations thereof and all other materials tlaerein including but not limited to dialogue, music and all titles, characters and text thereof, together with the right to use, in publicizing, advertising and exploiting the Picture, the names, characters, titles and text of and from the literary material upon which the same are based, together with the names of the authors thereof, as well as the names, pseudonyms and likenesses of the actors or others appearing in

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          or connected with the Picture;  that all of such rights are controlled
          by  Licensor,  together  with  the  complete,   absolute,  entire  and
          unrestricted right of assignment thereof.

     f) That the Picture and the synchronized sound thereof, do not infringe upon the common law rights or copyrights or the literary, dramatic, musical, patented performance rights or the trademarks or trade names of any other party, and that nothing contained in the Picture violates the private, civil or property rights or right of privacy, or any other right of any other persons firm or corporation or otherwise.

     g) That all motion picture rights, including but not limited to, theatrical rights, non-theatrical, video cassette and television rights in and to all material used in the Picture, the negatives, prints, music, and records are free from mortgages, claims, debts, charges and other encumbrances of any kind, nature and description, insofar as the rights of the Licensee hereunder are concerned.

     h) That neither the dialogue nor the photography of the Picture contains any reference to or representation of any product, commodity or service which could be construed as an advertisement or recommendation of such product, commodity or service.

     i) At the time of delivery of the Picture, the pre-print materials which Licensor is delivering, to Licensee shall be in suitable condition for the manufacture therefrom of commercially acceptable duplicate pre-print and positive-print materials. If required by Licensee, Licensor agrees to provide Licensee with access to such additional pre-print materials with respect to the Picture as Licensor may have in its possession.

10) ACCOUNTING: License agrees to keep complete and accurate accounts and records of the distribution and marketing of the Picture. Licensee agrees that all such books and records shall be open to the inspection of Licensor by Certified Public Accountant and that Licensor's Certified Public Accountant shall be entitled to make examinations and copies thereof during all reasonable business hours, upon reasonable written notice to Licensee, no more than one time during each calendar year of the Term.

         During the first year of the Term hereof, Licensee shall provide Licensor with quarterly statements of account; such statements shall include all payments made by the close of the calendar quarter and shall be due sixty (60) days after the close of said calendar quarter.

         During the second and third years of the Term hereof, Licensee shall provide Licensor with semi-annual statements of account; such statements shall include all payments made by the close of said semi-annual period and shall be due sixty (60) days after the close of said semi-annual period.

         During the remainder of the Term hereof Licensee shall provide Licensor with annual statements of account; such statements shall include all payments made by the close of that year and shall be due sixty (60) days after the close of that year.

11) INDEMNIFICATION: Each party hereto will, at its own cost and expense, indemnify the other, its assignees, successors and licensees and hold them free and harmless from any and all loss, damage, liability and expense, including reasonable attorneys' fees, resulting from any breach or claimed breach of any warranties, representations, covenants or agreements contained herein. The party claiming indemnity shall furnish the indemnifying party with prompt notice of the institution of any action or the making of any claim for which the indemnifying party is responsible. Thereupon, the indemnifying party shall undertake, against such action of claim. The party claiming indemnity shall have the night, at its option, to participate, at its own expense, and by its own attorneys in the defense of any litigation. Neither acceptance by Licensee of the Picture, nor any termination of this agreement, nor election on the part of the party claiming, indemnity to participate in the defense of any litigation shall impair, modify or discharge the indemnifying party's obligations under this paragraph.

12) NOTICES: All notices and other data required or desired to be given hereunder by either party shall be deposited in the mails in the country of origin postage prepaid, addressed to the other at the address set forth at the

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head of this agreement.  Either party shall have the right to designate other or different addresses for the giving, of any such notice by a notice given in accordance with the provisions of this article.

13) ENTIRE AGREEMENT: This agreement constitutes the entire agreement between the parties and may not be changed or modified, nor may any provision hereof be waived except by an agreement in writing, signed by both parties hereto.

14) APPLICABLE LAW: This agreement shall be construed in accordance with, and all questions with respect thereto, shall be determined by the laws of the State of New York, U.S.A.

15) NO WAIVER: No waiver by either party of any breach of any provision of this agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant or provision.

16) FORCE MAJEURE: Failure by either party to perform its obligations or delay in such performance as a result of Acts of God, war, strikes, lock-outs, shortened working hours, other industrial action, machine breakdown, fire, flood, explosions, injunctions, judgments, adverse claims, or any other cause beyond its reasonable control shall not constitute a breach of the terms of this Agreement PROVIDED THAT such party shall use all reasonable endeavors to resume the performance after the conditions (as aforesaid) causing such failure have ceased.

17) RELATIONSHIP OF PARTIES: Nothing herein contained shall constitute a partnership between, or joint venture by, the parties hereto or constitute either party the agent of the other. Neither party shall hold itself out contrary to the terms of this paragraph, and neither party shall become liable by any representation contrary to the provisions hereof.

18) BINDING EFFECT: This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

19) RECORDATION: Licensor agrees upon Licensee's request made of Licensor at any time during the term of this agreement to execute a formal assignment of the rights granted herein in favor of the Licensee, in form acceptable to the Licensee's attorneys, and Licensee is hereby authorized at its own expense to record said assignment.

20) SPECIAL PROVISIONS: Licensor and Licensee agree upon special provisions as defined in Schedule "A".

IN WITNESS WHEREOF: the parties hereto have hereunto set their hands and seals the day and year first above written.

"Licensor"

By: /s/
    -------------------
"Licensee"

CASTLE HILL PRODUCTIONS, INC.
By:/s/
    --------------------
"Licensor" Magic Fingers, Inc.










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                                  SCHEDULE "A"
                 to agreement dated March , 1998 by and between
                               MAGIC FINGERS, INC.
                                       and
                          CASTLE HILL PRODUCTIONS, INC.



1)       PICTURE:                   SHAKMA

2)       TERM:                      15 years

3)       RIGHTS:                    Video, sell Thru, Pay Cable  after HBO  and
                                    Television

4)       TERRITORY:                 United States and English Speaking Canada

5)       LICENSE FEE:               Home Video, Sell Thru, pay Cable after HBO,
                                    35% Basic Cable, Free TV: 50%.

6)       MATERIALS:                 see Schedule C

7)       SPECIAL PROVISIONS:
                                    No sub-distribution Fees

                                    Distribution expense not to exceed $15,000, over the life of the contract, without Licensor's approval. Home Video (minimum guarantee to Licensor of $7,500) Free TV (minimum guarantee to Licensor of $10,000)

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                                  SCHEDULE "C"
                 to agreement dated March , 1998 by and between
                               MAGIC FINGERS, INC.
                                       and
                          CASTLE HILL PRODUCTIONS, INC.


A.  Delivery Location:

1. Castle Hill Productions, Inc., 1414 Avenue of the Americas, 15th Floor, New York, NY 10019.

B.  Film Materials:

1.  (DELETED)
2.  (DELETED)
3.  (DELETED)
4.  (DELETED)

5. Color Interpositive Protection Master: Irrevocable access, and ability to move to a laboratory mutually agreed upon to one (1) color corrected and complete interpositive master of the Picture and trailer, conformed in all respects to the Answer Print for protection purposes without scratches or defects at such time as same becomes available, if ever.

6.  (DELETED)
7.  (DELETED)
8.  (DELETED)
9.  (DELETED)
10.  (DELETED)

11. M&E Track: Irrevocable access to, and ability to move to a laboratory mutually agreed upon to one (1) 35mm state of the art magnetic soundtrack roaster including the music track and the 100% fully filled effects track on separate channels where the effect track contains all effects including any effects recorded on the dialogue guide track with no English dialogue in the M&E tracks.

12.  (DELETED)
13.  (DELETED)
14.  (DELETED)

C.  Videotape Items:

1.  (DELETED)
         (a)  (DELETED)
         (b)  (DELETED)

2. Digital Trailer and Movie Video Masters: One D2 individually manufactures (conversions not acceptable) Trailer Video Master in the NTSC format (panned and scanned if the Picture is in 1.85 ratio or in scope). Channels 3 and 4 shall contain a 100% fully filled and synchronized M&E track in stereo (in mono if non-stereo production). Textless background shall be attached to the tail of the Master.

D.  Publicity Materials:
1.  (DELETED)

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2. Color Stills:  All I available color stills  depicting  scenes in the Picture with members of the cast (including principals appearing therein).

3.  Color   Slides:   Minimum  of  25   production   color  slides  (35mm  color
transparencies) depicting scenes in the Picture with members of the cast (including principals) appearing therein.

4.  Advertising Materials: All available advertising materials.


5.  (DELETED)

E.  Legal and Publicity Documents:

1.  (DELETED)
2.  (DELETED)
3.  (DELETED)
4.  (DELETED)

5. Feature Dialogue Continuity: Two (2) copies in the English language of a detailed, final dialogue and action continuity in an acceptable format, of the completed Picture.

6. Trailer Dialogue Continuity and Spotting List: Two (2) copies in the English language of a detailed, final dialogue and action continuity in an acceptable format, of the completed Trailer and Two (2) copies in the English language of a detailed, final spotting list in an acceptable format, of the Trailer.

7. Synopsis: Three copies of a brief synopsis in English language (one typewritten page in length) of the Picture and three (3) conics of a synopsis in the English language (three typewritten pages in length) of the story of the Picture.

8. Technical Crew: One (1) copy of a list of all technical personnel (including their title or assignment) involved in the production of the Picture (as per credit roll).

9. Screen Credit Obligations: Two (2) copies of the Screen Credit Obligations for all individuals and entities affiliated with the Picture (as per credit roll).

10.  (DELETED)
11.  (DELETED)
12.  (DELETED)
13.  (DELETED)

14.  Music Cue Sheets: Two (2) Music Cue Sheets of the Picture.

15.  (DELETED)

16. Notarized Assignment of Rights (Exhibit "A"): Three (3) original notarized Assignment of rights in the Picture from Grantor to Castle Hill Productions, Inc.

17. Copyright Certificate: Two (2) U.S. Copyright Registration Certificates (stamped by the Library of Congress). If the copyright application has not yet been received from the Library of Congress, then Grantor shall deliver a copy of the Application PA Form, along with a copy of the cover letter and check that accompanied the PA Form. Grantor agrees to deliver two (2) copies of the Copyright Certificate to Castle Hill Productions, Inc. when received from the Library of Congress.

18.  (DELETED)

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19.  Music Licenses: Copies of Music Licenses - synchronization and mechanical.


20. Composer's Agreement: Copies of all composer's agreement with respect to the Picture.

21. Chain of Title: Complete chain of title materials suitable for filing with the United States Library of Congress and reasonable suitable to Castle Hill Productions, Inc. primary lender indicating that Grantor has full right, title and interest in and to the Picture and all underlying property.

22. UCC Search: One current UCC search from the following states: (i) California, (ii) New York; and (iii) the state of producer's principal place of business. Each search report must show that the Picture is free and clear of any and all liens. Castle Hill Productions, Inc. agrees to perform said search, the cost of which shall be reimbursed by Grantor.

23. MPAA Certificate: MPAA certificate of Approval and rating with a receipt for the Payment of the fee.

24.  (DELETED)

25. Copyright Report: One current (no more than 60 days old) copyright report showing that Grantor has good clear title to the picture and all underlying rights.

26.  (DELETED)
27.  (DELETED)

28. Assignment of Rights (Schedule "D"): If Licensor grants Licensee pay cable television rights, Licensee will execute and notarize two copies of the attached Schedule "C".












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                                  SCHEDULE "D"
                 to agreement dated March , 1998 by and between
                               MAGIC FINGERS, INC.
                                       and
                          CASTLE HILL PRODUCTIONS, INC.

ASSIGNMENT OF RIGHTS

     For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, ("Assignor"), Magic Fingers, Inc. whose address is 1509 SE Second Ct. Ft Laud. FL 33301 hereby grants, transfers and assigns to Castle Hill Productions Inc. ("Assignee"), whose address is 1414 Avenue of the Americas, New York, New York, 10019 and Assignee's successors and assigns, the sole and exclusive rights under copyright to exhibit, distribute and otherwise exploit the following motion picture by means of Non-Standard Television on the pay television program services owned or controlled, directly or indirectly, by Home Box Office and distributed within the United States and its territories, commonwealths, possessions and trusteeships (including, but not limited to, Puerto Rico, the United States Virgin Islands and Guam), and United States military bases and embassies wherever located.

     THE PICTURE:

     The assignment is made for the sole purpose of permitting Assignee to enter into the License Agreement dated as of with respect to such motion picture with Home Box Office and, with respect to the motion picture, this Assignment is made only for the period commencing on the date hereof and ending on .

     As used herein, Non-Standard Television shall mean any and all forms of television Exhibition, whether now existing, or developed in the future, other than Exhibition by means of Standard Broadcast Television. Non- Standard Television shall include, without limitations television Exhibition by means of cable wire or fibre of any material, over-the-air pay or STV in any frequency band, any and all forms of regular or occasional scrambled broadcast or other transmission for taping, recording, or other storage on tape, disc or any other electronic means of data retention for subsequent replay, master antenna, satellite master antenna, low power transmission, high definition transmission, closed-circuit transmission, radio (for purposes of simulcast only), tape, cassette and disc delivery (but excluding distribution of Home Video Devices), single and multichannel multi-point distribution service and satellite transmission directly to TVROs, all on a subscription pay-per-view, license, rental, sale or any other basis.

     Assignor hereby appoints Assignee, its successors and assigns, as its irrevocable Attorney-In-Fact with the right (but not the obligation) to (i) obtain and secure copyright protection (and renewal and ex-tensions thereof) for the property specified above; (ii) to enforce and protect all rights, licenses and privileges granted herein or pursuant to the Agreement and granted under any and all copyrights (and renewals and extensions thereof), and (iii) to prevent any infringement of said copyright and to litigate, collect and receive all damages arising from such infringement of such rights, licenses and privileges, using the name of the Assignor (in the discretion of Assignee) and joining Assignor as party plaintiff or defendant in any suit or proceeding (in the discretion of Assignee). Assignor agrees to cooperate with Assignee in any suit or action instituted by Assignee hereunder.

     Assignor agrees to execute and deliver and cause to be executed and delivered to Assignee any and all documents and instruments necessary to effect and complete the transfer to Assignee or all rights granted pursuant to the Agreement. In the event Assignor fails to execute and deliver such other documents and instruments promptly upon demand therefor by Assignee, Assignee is hereby authorized and appointed Attorney-In-Fact of and for the Assignor to make, execute and deliver any and all such documents and instruments.

     It is understood that Assignee's aforementioned powers as Attorney-In-Fact of the Assignor are powers coupled with an interest and irrevocable.

     This Assignment and the provisions hereof shall be binding, upon Assignor, its successors and assigns.

     This Assignment shall be subject to the terms and conditions of this Agreement.

IN WITNESS WHEREOF, THE ASSIGINOR HAS DULY EXECUTED THIS ASSIGNMENT AS OF THE DATE FIRST STATED ABOVE.

By: /s/
    --------------------------

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